EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2004 relating to the financial statements of Storage Technology Corporation, which appears in Storage Technology Corporation’s Annual Report on Form 10-K for the year ended December 26, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
July 28, 2004